CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of StarTronix International, Inc. (the "Company") on Form S-8, and in the Reoffer Prospectus referred to therein, of our report dated July 21, 2000, on our audit of the financial statements of StarTronix International Inc., as of June 30, 1999, and 1998, which report is included in the Company's Annual Report on Form 10-KSB (File No. 1-09190). We also consent to the use of our name as it appears under the caption "Experts."


                                 /s/  Strabala,  Ramirez  &  Associates,  Inc.
                                 ---------------------------------------------
Irvine,  California              STRABALA,  RAMIREZ  &  ASSOCIATES,  INC.
September  8,  2000